AGREEMENT OF SALE

AGREEMENT OF SALE, made  December 17, 2009 between Leeward Group, Inc., a Delaware corporation and its wholly owned subsidiaries Sangamon Associates, Inc., a New Jersey corporation, Flagship Insurance Agency, Inc., et al., having an address at 414 County Street, New Bedford MA 02740 (“Purchaser”), and Waughtal - D. P. Domestic and International Insurance, LLC. a Commonwealth of Massachusetts  corporation, having an address at 4 Courthouse Lane, Suite 16, Chelmsford, MA 01824 (“Seller”).

WITNESSETH

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the assets of the business known as Waughtal Insurance Agency hereinafter specified, upon the terms and conditions hereinafter set forth, and

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.           Agreement to Sell.  This is an asset purchase only and Purchaser is not and will not assume any liabilities of the Seller other than those explicitly stated in Exhibit I.  Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the following assets of the business known as Waughtal Insurance Agency (collectively, the “Assets” or “Business Assets”):

(a)           The supplies, furniture, equipment, fixtures and improvements described in Exhibit D herein and all similar items acquired or owned by the business on or before the closing date as the same shall exist on the closing date.

(b)           The entire book of business (including all books and records and renewal rights) of all property and casualty and life, accident and health and any other insurance business of the Seller thereof (the “Business”).

(c)           The goodwill of the business.

(d)           The trade name(s) associated with the business; all websites; as well all telephone numbers and listings, as more fully described below at section (9) and Exhibit G.

2.           Purchase Price.  The purchase price to be paid by Purchaser for the Assets of the Business (as described in section “1”, supra) is Forty Thousand and 00/100 Dollars ($40,000.00), this is based a minimum of  Seventy Five Thousand and 00/100 Dollars ($75,000.00) of commission revenue, payable as follows:

(a)(i)         Twenty Thousand and 00/100 Dollars ($20,000.00)  to be paid to Seller at the time and place of closing; (ii) Twenty Thousand Dollars and 00/100 Dollars ($20,000.00) to be paid in Ten equal payments on the 10Th of the month beginning on January 25th, 2010.

(b)             Adjustments to Payout. Payments pursuant to Section 2(a)ii are contingent upon the minimum commission revenue of the Assets acquired to be in excess of Seventy Five Thousand Dollars 00/100 ($75,000.00) for the most recent 12 month period of the payment.  In the event that the book of Business is less than Ninety percent (90%) of  said amount, the payments will be reduced by .53 times the difference of current twelve months.

3.           Acceptable Funds.  All money payable under this agreement, unless otherwise specified, shall be paid either: (a) in cash, but not more than $1,000.00 shall be paid in cash; (b) by good certified check of Purchaser, or official check of any bank, savings bank, trust company, or savings and loan association which is a member of the New York Clearing House, payable to the direct order of Seller; (c) wire transfer or (d) as otherwise agreed to in writing by the parties or their attorneys.

4.           The Closing.  The “closing” means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 2 hereof and the delivery of the closing documents provided for in Article 5 hereof.  The closing shall be held at the offices of Seller at 10:00 a.m. on or about December 31, 2009 (the “closing date”).

5.           Effective Date of Transfer of Business and Obligations, and Rights to Commissions and other Business Income.  All of the Seller’s Assets conveyed under the terms of this Agreement shall be transferred as of the closing date.  With respect to those Assets consisting of commission income, fees, and any other income streams earned by the Seller in the ordinary course of operating the brokerage, said assets shall be conveyed pursuant to the following procedures:

A.
For “agency bill” policies (which are defined as policies written by the business/brokerage where premiums – including earned commission – are billed for by and/or are collected directly by the business/brokerage), the policy inception date will be deemed the day on which the policy was written, and Purchaser shall be entitled to all agency bill commissions for policies (by whomever written) with an inception date on or subsequent to the closing date. For Agency billed policies, for which the Seller has received full payment of its commission prior to the closing date, for a period of 120 days after closing any cancellations in which commissions were paid to Seller shall be offset against payment due as stated in section 2(a)(i).

B.
Purchaser shall be entitled to all commissions for “direct bill” policies (which are defined as policies written by the business/brokerage where premiums – including earned commissions – are billed for and/or are collected directly by the insurance company with whom the policy was placed), or other positive statement balances associated with direct bill Policies (by whomever written) for all policies with an inception date on or subsequent to the Closing Date. For 120 days after the closing date Seller shall be responsible for payment to Purchaser of commissions on any reduction of premiums which result from policy cancellations for any policies Seller produced, and which are reflected on any Company statement dated after the closing date.  After the closing date, Seller shall be responsible for any additional amounts due Customer, Companies or other Persons which result from policy cancellations, policy endorsements, or policy audits for policies which are reflected on any Company statement dated prior to (or first recorded on Company statements dated prior to) the closing date.

C.
If Purchaser becomes aware of any commissions paid to Seller but otherwise owed to Purchaser as described above, Purchaser may offset any amounts due Seller pursuant to paragraph 2(a)(i), if any, or Purchaser may demand reimbursement from Seller, in which case Seller agrees to fully and promptly reimburse Purchaser.

D.
Seller shall be liable for all debts, premiums, claims, statement balances incurred prior to the closing date, and other obligations incurred prior to the closing date.  All account receivables for policies written prior to the closing date shall remain the separate property of the Seller, although such account receivables will be collected by Purchaser.  Purchaser will promptly remit balances due Seller, provided that Seller pays all debts, premiums, claims, statement balances  dated prior to the closing date, and other obligations incurred prior to closing date.  Seller acknowledges that the value of the assets sold pursuant to this Agreement might be diminished if Seller does not promptly pay its obligations to Customers, Companies and/or other Persons for agency related expenses, including without limitation, the net policy premiums (or return premiums) on policies written (or cancelled) prior to the closing date.  As such, if Purchaser becomes aware that any such pre-closing agency related expenses have not been paid when due, then Purchaser may elect, but is not obligated, to pay any such amounts on behalf of Seller, in which event, at Purchaser’s sole option, Purchaser may offset any amounts due Seller pursuant to paragraph 2(a)(iii), if any, or Purchaser may demand reimbursement from Seller, in which case Seller agrees to fully and promptly reimburse Purchaser.

E.
Purchaser, on behalf of Seller, will attempt to collect all funds, including all accounts receivable, owed to Seller for any policies written prior to the closing date.  Seller shall appoint Purchaser as its attorney in fact to endorse checks made payable to Seller by policy owners, Companies or other Persons by executing a limited power of attorney for such purpose, which is attached hereto as Exhibit H and incorporated herein by this reference.  Any funds collected by Purchaser for the Seller will be remitted to Seller on a monthly basis, net of any outstanding pre-closing debts, premiums, claims, or statement balances reflected on Company statements dated prior to the closing date, and other pre-closing unsatisfied obligations for which Seller is responsible pursuant to this Agreement.

F.	Seller shall remit to Purchaser on the closing date any funds received by Seller for Policies written on or subsequent to the closing date.

6.           Closing Documents.  At the closing Seller shall execute and deliver to Purchaser:

(a)           A Bill of Sale substantially in the form of Exhibit B hereto.

(b)           Assets free and clear of all encumbrances.

(c)           Such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Assets to be transferred under this agreement.

7.           Closing Adjustments.  The following items: commissions Income,  shall be apportioned as of midnight of the day preceding the closing date, where applicable.  Any error or omissions in computing commissions shall be corrected after the closing.  This provision shall survive the closing.

8.           Use of Purchase Price to Pay Encumbrances.  If there is any lien or encumbrance against Assets, or anything else affecting this sale, which Seller is obligated to pay and discharge at the closing, Seller may use any portion of the balance of the purchase price to discharge it, or Seller may allow to Purchaser the amount thereof as a credit at the closing.  Purchaser agrees to provide separate certified checks as reasonably requested to assist in clearing up these matters.

9.           Use of Names and PO Box and Telephone Numbers.  As a result of the sale contemplated herein, the Purchaser shall on and after the date of closing be entitled to the use of the Seller’s name and trade names described in paragraph 1 hereof and listed on Exhibit G attached hereto.  Furthermore, the Seller shall not use or authorize anyone else to use said name or trade names.  The Purchaser shall acquire all rights to the telephone listings, telephone numbers, telefax numbers, email addresses, websites, physical addresses, and post office boxes listed under Seller’s or said trade names.  The Seller will provide the Purchaser with the corporate resolution for the dissolution of Waughtal - D. P. Domestic and International Insurance, LLC  within 180 days of closing.

10.           Compliance with all Applicable New Jersey State Insurance Laws, Insurance Department Rules and regulations, Purchaser represents that it is an insurance broker duly licensed in New Jersey to act as such, in good standing with the New Jersey State Department of Insurance.  Purchaser also represents to Seller that it is duly authorized to open, maintain and monitor a trust/escrow/premium account pursuant to applicable State laws and regulations.

11.           Representations and Warranties of Seller.  Seller represents and warrants to Purchaser as follows:

(a)           Seller is a corporation duly organized and validly existing under the laws of Rhode Island, and is duly licensed as an insurance broker in RI, MA, and CT.  Seller has full power and authority to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein.

(b)           No action, approval, consent or authorization of any government authority is necessary for Seller to consummate the transactions contemplated hereby, except to the extent that applicable laws might require seller to notify the Rhode Island Insurance Department of a change of address or status as licensee.

(c)           Seller is the owner of and has good and marketable title and /or rights of ownership to the Assets, free of all liens, claims and encumbrances, except as may be set forth herein.

(d)           There are no violations of any law or governmental rule or regulations pending against Seller or the Assets hereto.

(e)           There are no judgments, liens, suits, actions or proceedings pending against Seller or the Assets except as disclosed in Exhibit J.

(f)            Seller owns the rights to the insurance expirations and these are delivered with good title.

(g)           Seller will use its best efforts to assist the Purchaser with transferring the Insurance Company Appointments to the Purchaser.

(h)	Seller has had no material adverse changes in its business.

(i)           Seller and Deborah Waughtal, individually (collectively, the “Selling Parties”)agree that they will not engage directly or indirectly in the business of selling Policies in or within a fifty (50) mile radius of 4 Courthouse Lane, Suite 16, Chelmsford, MA 01824 for a period of three (3) years from and after the closing date except as an employee or broker for the Purchaser.  Selling Parties further agree that for a period of Three (3) years from and after the termination of Deborah Waughtal or closing date whichever is greater, they will not directly or indirectly solicit or write Policies for any customers that are a part of the book of business sold pursuant to this Agreement and will not directly or indirectly attempt to divert any customer that is a part of the book of business sold pursuant to this Agreement from continuing to do business with Purchaser.  In addition, Selling Parties agree not to make any disparaging statements about Purchaser, its assigns or the Agency Assets.  Selling Parties agree not to provide any customer lists, customer records, customer files, customer renewal or expiration lists, or other confidential information regarding the Customer Accounts sold pursuant to this Agreement to any Person without Purchaser’s prior written consent.  Finally, Selling Parties agree that they will not, for a period of two (2) years following the closing date, directly or indirectly, solicit any of the producers or employees associated with the Agency Assets to work for or contract with Seller. The parties acknowledge and agree that the period associated with any of the restrictive covenants contained in this paragraph 11(i) shall be suspended during any period of violation and/or any period of time required to enforce this covenant by settlement, mediation, arbitration, litigation, threat of arbitration or threat of litigation. Moreover, Selling Parties agree that violation of the covenants set forth in this paragraph 11(i) will cause Purchaser irreparable harm and Purchaser shall be entitled to the immediate issuance of a temporary restraining order for any violations hereof.  The parties also acknowledge that the covenants set forth in this paragraph 11(i) are material to this agreement, that the covenants contained in this paragraph 11(i) are reasonable and necessary, and that Seller has received sufficient and adequate consideration for same.

12.           Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller as follows:

(a)           Purchaser is a corporation duly organized and validly existing under the laws of New Jersey.  Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein, including the legal right and capacity to open and maintain a trust/escrow/premium account as described in section “10’, supra..  The execution and delivery by Purchaser of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or by-laws of Purchaser.

(b)           No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

(c)           There are not judgments, liens, suits, actions or proceedings pending or, to the best of Purchaser's knowledge, threatened against Purchaser or its property that would preclude such agreement.

(d)           Purchaser is licensed individually and/or corporately in MA, RI, CT, VT, NH, NY, NJ and PA.

13.           No Other Representations.  Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty (expressed or implied) regarding the Assets or the business, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement.  Seller shall not be liable or bound in any manner by any oral or written statement, representation, warranty, agreement or information pertaining to the Assets or the business or this agreement.  Purchaser has inspected the Assets, Purchaser agrees to take the Assets “as is” and in their present condition, subject to reasonable use, wear, tear and deterioration between now and the closing date.

14.           Conduct of the Business.  Seller, until the closing, shall conduct the business in the normal, useful and regular manner.

Unless and until the closing shall take place, Purchaser shall hold in confidence all information obtained in connections with this agreement, and, if for any reason the closing shall not take place, Purchaser shall return to Seller all documents received hereunder.

15.           Income and Expenses Before and After the Closing.  Except as set forth in Section 5or otherwise provided in this agreement, Seller shall be liable for the payment of all bills for payroll, accrued vacations, merchandise, goods, services, utilities, inventory delivered to the business, and any other liability incurred before the closing; and Purchaser shall be liable for the payment of all bills for payroll, vacation, merchandise, goods, services, utilities and inventory delivered to the business, and any other liability, incurred on or after the date of closing.

The provisions of this Article shall survive the closing.

16.           Conditions to Closing:  The obligations of the parties to close hereunder are subject to the following conditions:

(a)           All of the terms, covenants and conditions to be complied with or performed by the other parties under this agreement on or before the closing shall have been complied with or performed in all material respects.

(b)           All representations or warranties of the other parties herein are true in all material respects as of the closing date.

(c)           On the closing date, there shall be no liens or encumbrances against the Assets.

17.           Risk of Loss  The risk of loss to the assets of the business sold hereunder, until the closing, is assumed and shall be borne by Seller.

18.           Default (a) In the event that the Purchaser shall fail to pay the amount due on the date of closing as described in paragraph 2(a)(i).  In said event, this Agreement shall thereafter be null and void.

(b) In the event that the Purchaser shall fail to make any of the installment payments described in paragraph 2(a)(i) hereof within fifteen (15) days of the payment due date, then the Seller, or their authorized agents, shall give written notice of such default to the Purchaser at the address shown hereinafter.  In the event Purchaser fails to cure its default within thirty (30) days of written notice, Seller shall be entitled to exercise the rights and remedies available to Seller allowed by applicable law.

19.           Brokerage.  The parties hereto represent and warrant to each other that they have not dealt with any broker, consultant or finder in connection with this agreement or the transactions contemplated hereby, and no other consultant or any other person is entitled to receive any brokerage commission, finder's fee, advisory fee or similar compensation in connection with this agreement or the transactions contemplated hereby.  Each of the parties shall indemnify and hold the other parties harmless from and against all liability, claim, loss damage or expense, including reasonable attorney's fees, pertaining to any other broker, finder or other person with whom such party has dealt. The provisions of this Article 19 shall survive the closing.

20.           Assignment.  It is agreed that Purchaser has the unconditional right to assign or transfer any or all of Purchaser’s rights and obligations obtained or incurred pursuant to this agreement to a qualified assignee or purchaser capable and having financial resources to honor all commitments contained herein, as may be determined by Purchaser.  In the event of any such assignment or transfer, Purchaser hereby guaranties all payments due Seller under the terms of this Agreement.

21.           Notices.  All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.  Copies of all such notices, demands and other communications simultaneously shall be given in the aforesaid manner to Seller's attorney 50 Beacon Street, Woburn, MA 01801 and  to Purchaser, Flagship Insurance Agency 414 County Street New Bedford, MA 02740.  The respective attorneys or representatives for the parties hereby are authorized to give any notice required or permitted hereunder and to agree to adjournments of the closing.

22.           Survival.  None of the representations, warranties, covenants, or other obligations of Seller hereunder shall survive the closing, except as expressly provided herein and then only for a period of one year from the closing date.  Acceptance of the Bill of Sale by Purchaser shall be deemed full and complete performance and discharge of every agreement and obligations on the part of Seller hereunder, except those, if any, which expressly are stated herein to survive the closing, and then such survival shall be only for a period of one year.

23.           Entire Agreement.  THIS AGREEMENT CONTAINS ALL OF THE TERMS AGREED UPON BETWEEN SELLER AND PURCHASER WITH RESPECT TO THE SUBJECT MATTER HEREOF.  THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION.  ALL PRIOR ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, PROMISES, UNDERSTANDINGS, LETTER OF INTENT AND AGREEMENTS OF SELLER AND PURCHASER ARE MERGED INTO AND SUPERSEDED BY THIS AGREEMENT, WHICH ALONE FULLY AND COMPLETELY EXPRESSES THEIR AGREEMENT.

24.           Changes Must be in Writing.  No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right.  This agreement may not be altered, amended, changed, modified, waived or terminated in any waiver by any party of any waiver or any breach hereunder shall be deemed a waiver of any other or subsequent breach.

25.           Captions and Exhibits.  The captions in this agreement are for convenience only and are not to be considered in construing this agreement.  The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this Agreement it shall be deemed to include said Exhibits.

26.           Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.  If any provisions of this agreement shall be unenforceable or invalid, such enforceability or invalidity shall not affect the remaining provisions of this agreement.

27.           Binding Effect. This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser.  Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

28.           Hold Harmless Guaranty.   (a) Seller hereby agrees and promises to indemnify, defend and hold Purchaser harmless for any and all liability that may arise by reason of Seller's or Seller's owner’s, directors, officers, employees and independent contractors negligence or failure to renew, issue or otherwise service any policy prior to the date of closing, it being agreed that any liability for such errors and omissions in the transaction of business shall vest solely with Seller.  Further, Seller hereby agrees and promises to indemnify, defend and hold Purchaser harmless from and against any and all claims made by any Person for Seller’s, Seller’s owners, directors, officers, employees and independent contractors actions and/or inactions prior to the closing date.

(b) Purchaser hereby agrees and promises to hold Seller harmless for any and all liability that may arise by reason of Purchaser’s or Purchaser’s owners, directors, officers, employees and independent contractors negligence or failure to renew, issue or otherwise service any Policy on or after the date of closing, it being agreed that any liability for such errors and omissions in the transaction of business shall vest solely with Purchaser. Further, Purchaser hereby agrees and promises to indemnify, defend and hold Seller harmless from and against any and all claims made by any Person or entity for Purchaser’s, or Purchaser’s owners, directors, officers, employees and independent contractors actions and/or inactions on or after the closing date, including but not limited to any fines and penalties assessed or levied by the Department of Insurance arising from any conduct of the Purchaser.

29.                      Mediation  Any issue, claim or dispute that may arise out of or in connection with this Agreement (including any exhibits, addenda or other document executed in connection herewith) and which Purchaser and Seller are not able to resolve themselves by negotiation, shall be in the first instance submitted to mediation in a manner agreed to by Purchaser and Seller.  Purchaser and Seller agree to use mediation to attempt to resolve such issue, claim or dispute prior to filing any legal proceedings in court.  Purchaser and Seller will select an independent mediator agreeable to both parties.  The mediator will communicate with the parties to arrange and convene the mediation process that will be most efficient, convenient and effective for both parties.  The costs of the mediation and fees of the mediator will be borne equally by Purchaser and Seller.  The parties will cooperate with the mediator in coming to a reasonable agreement on the mediation arrangements which will include the time and place for conducting the mediation, who will attend or participate in the mediation and what information and written material will be exchanged before the mediation.  The mediation will be conducted at a place agreeable to both Purchaser and Seller.

30.           Legal Fees In the Event of Litigation.  In the event that any legal proceeding is brought with respect to this Agreement, the prevailing party shall be entitled to be reimbursed for and/or have judgment for all of their costs and expenses, including reasonable attorney's fees and legal expenses.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.

ATTEST:                                                      LEEWARD GROUP, INC.

Kevin M. Coughlin                                     William F. Cleave
By: Kevin M. Coughlin                              By:  William F. Cleave
Chief Executive Officer                               President

                                                                      WAUGHTAL - D. P. DOMESTIC AND INTERNATIONAL INSURANCE, LLC

                                                                      /s/ Deborah Waughtal
                                                                      By: Deborah Waughtal
                                                                      President

EXHIBIT A. to Agreement for Purchase of Agency Assets
AGREEMENT NOT TO SOLICIT OR COMPETE, DISPARAGE, ETC.

The undersigned agree(s) to and is (are) bound by the covenants/representations set forth in paragraph 11(i) of this Agreement herein and specifically acknowledge that the covenants contained in said paragraph are assignable and are reasonable and necessary and that the undersigned has received ample consideration for same.

/s/ Deborah Waughtal
By: Deborah Waughtal

Exhibit B to Agreement for Purchase of Agency Assets

BILL OF SALE

Now on this ___ day of ________________, 2009, for good and valuable consideration, the receipt of which is hereby acknowledged, Waughtal - D. P. Domestic and International Insurance, LLC, as Seller, hereby sells, transfers, assigns and conveys unto Sangamon Associates, Inc., as Purchaser, all of the Seller's right, title and interest in and to the Agency Assets carried under the name of Waughtal - D. P. Domestic and International Insurance, LLC.., or any variation thereof, located at and used in the agency operations located at 4 Courthouse Lane, Suite 16, Chelmsford, MA 01824.  Such sale shall consist of and include Seller’s: general “book of insurance business”; all customer accounts associated with all Policies related to Insurance Services, Investment Services, Banking Services and Credit Services; goodwill; all electronic and paper customer lists; all electronic and paper customer records; all electronic and paper customer files; all customer renewals; all telephone numbers, post office boxes, addresses, trade names; websites and email addresses, all sweep accounts and other business related bank accounts; and all other intangible assets associated with Seller’s agency.  Such sale shall also include the office equipment and other personal property specifically identified on the listing attached hereto.

All assets are hereby conveyed unto Purchaser, free and clear of any claims, liens, taxes and encumbrances whatever.

                                                                                                SELLER

                                                                                              By:_________________
                                                                                               Name:  Deborah Waughtal
                                                                                              Title:    President

State of ______________________ )

County of  ____________________ )

Be it remembered that on this ___ day of ____________________, 2009 , before me, a Notary Public, in and for the County and State aforesaid, appeared Deborah Waughtal who is known to me and who executed the above and foregoing Bill of Sale.

______________________________
                                                                                                                                                       Notary Public

My Commission Expires: ______________________

Exhibit C. to Agreement for Purchase of Agency Assets

TRANSFER LETTER

(Date)

ATTENTION:  Agency Licensing / Agency Contracting / Marketing Department / Underwriting Department / Accounting Department

Re:           Transfer of Waughtal - D. P. Domestic and International Insurance, LLC (Agency Code No_____ )

To Whom It May Concern:

Be advised that Waughtal - D. P. Domestic and International Insurance, LLC of Chelmsford, MA has sold its agency assets to Sangamon Associates, Inc. effective on December 31, 2010.  Please route this transfer letter to the proper department so that the agent of record for the policies assigned to Waughtal - D. P. Domestic and International Insurance, LLC will be transferred to Flagship Insurance Agency, Inc.

 The following information about Sangamon Associates, Inc. is provided to expedite the process:

Primary Contact                                                      William F. Cleave
Voice Phone Number                                              508 994 9688
Fax Phone Number                                                  508 991 5461
Email Address                                                          bcleave@flagshipins.com

Street Address:                                                      414 County Street

City, State and Zip Code:                                      New Bedford, MA 02740

Tax Identification Number:

Flagship Insurance Agency, Inc. accepts transfer of the referenced policies.

Thank you for your time and attention to this matter.

/s/   Deborah Waughtal
By:  Deborah Waughtal
Title: President

Exhibit D to Agreement for Purchase of Agency Assets

LISTING OF OFFICE EQUIPMENT AND OTHER PERSONAL PROPERTY

1.   All tangible assets too numerous to mention, affixed to the property or not, located at the Seller's agency facilities or associated with Seller's agency operations at 4 Courthouse Lane, Suite 16, Chelmsford, MA 01824.  Such assets include but are not limited to fax machines, phones, websites and email addresses, typewriters, copiers, printers, supplies, office furniture, appliances, office equipment, cameras, and office decorations.

The above listing specifically identifies the office equipment and personal property which are a part of the assets being sold pursuant to our Agreement and further identifies the office equipment and personal property specifically excluded from the assets being sold.  Seller agrees that any office equipment and personal property not specifically excluded herein shall be construed as office equipment and personal property which are part of the assets being sold pursuant to this Agreement.

Seller:                                                                                                  Purchaser:

/s/ Deborah Waughtal                                                                       /s/ William F. Cleave

Deborah Waughtal                                                                             William F. Cleave
Title: President                                                                                    Title: President

                                                                                                               /s/ Kevin M. Coughlin
                                                                                                               Kevin M. Coughlin
                                                                                                               Chief Executive Officer

Exhibit E to Agreement for Purchase of Agency Assets

AFFIDAVIT

STATE OF ________________  )

COUNTY OF ______________  )

COMES NOW, the undersigned, having first been duly sworn on oath, states and alleges as follows:

1.The undersigned is sufficiently familiar with insurance industry accounting processes to understand what documents are required by Waughtal - D. P. Domestic and International Insurance, LLC to verify commissions from independent sources such as insurance companies and managing general agents and these documents are attached.

2.The attached documents are originals or copies certified by the undersigned to be accurate representations of the originals.  The attached documents are full and complete records and have not been altered.

3.The undersigned is not aware of any circumstances which would make the attached documents unreliable for forecasting future commissions.  Such circumstances could include (a) the actual or pending cancellation or non-renewal of policies which are not recorded on the attached documents; (b) insurance company changes in underwriting, organization, premiums or management; (c) the actual, pending or threatened Company contract cancellation, whether written or verbal; or (d) regulatory changes.

4.The attached documents include full and complete statements for the following listing of insurance companies and general agents for the period of _____, _____ to ______, ______.

Dated:_________________

SEE ATTACHED LISTING

The attached documents are originals or certified copies of original documents necessary for Waughtal - D. P. Domestic and International Insurance, LLC. to verify commissions from independent sources pursuant to paragraph 10(B) of the Agreement and the undersigned hereby certifies the attached to be accurate originals thereof or representations of originals.

SELLER:
By:_______________________
Name:  Deborah Waughtal
Title:   President

State of ______________________ )
County of ____________________ )

 Be it remembered that on this ____ day of _______________, 2009, before me, a Notary Public, in and for the County and State aforesaid, appeared Deborah Waughtal who is known to me and who executed the above and foregoing Affidavit.

                                                                                                                __________________________________
                                                                                                                                                 Notary Public
My Commission Expires:______________

Exhibit F to Agreement for Purchase of Agency Assets

LISTING OF AGREEMENTS

NONE

The above listing specifically identifies all written and verbal agreements that Seller currently has, or has had during the past twelve (12) months, with licensed producers, sub-producers, co-brokers, representatives, agents or other Persons related to Seller’s Agency Assets.

Seller:                                                                                                   Purchaser:

/s/ Deborah Waughtal                                                                         /s/ William F. Cleave
By:    Deborah Waughtal                                                                     By: William F. Cleave
Title: President                                                                                      Title: President

/s/ Kevin M. Coughlin
By: Kevin M. Coughlin
Title: Chief Executive Officer

Exhibit G to Agreement for Purchase of Agency Assets

LISTING OF TRADE NAMES, ETC.

1.           Trade Names:                                                                Waughtal Insurance Agency

2.           Business addresses:                                                    4 Courthouse Suite 16, Chelmsford, MA 01824

3.           Websites/Email Addresses:

4.           Telephone and telefax numbers:                               978 674 8171 (telephone)

     ____________ (fax)

     ___________ (cell)

5.           Former owners:                                                           _________________________________

6.           Secondary Locations:                                               NONE

7.           Former Locations:                                                      NONE

8.           Home Address of  Owner:                                      _____________________________

Seller warrants and represents the above listing specifically identifies all trade names Seller currently uses or has used; all locations at or from which Seller conducts or has conducted agency business; all websites and email addresses; all telephone and telefax numbers; Seller’s chief executive office if Seller conducts business at more than one location; place of individual Seller’s current and past places of residence (past five (5) years) and the period during which Seller resided at such place; names of prior owners of any of the Agency Assets; all sweep accounts and other business related bank accounts; and the location of Agency Assets for preceding five (5) years.

Seller:                                                                                                      Purchaser:

/s/     Deborah Waughtal                                                                      /s/ William F. Cleave
By:    Deborah Waughtal                                                                      By: William F. Cleave
Title: President                                                                                       Title: President

                                                                                                                 /s/ Kevin M. Coughlin
 By: Kevin M. Coughlin
 Title:  Chief Executive Officer

Exhibit H to Agreement for Purchase of Agency Assets
Amortization Schedule

Exhibit I. to Agreement for Purchase of Agency Assets
Liabilities Assumed

NONE

Exhibit J. to Agreement for Purchase of Agency Assets
Legal Claims and/or Judgments

None.

The above listing specifically identifies all judgments, claims including errors and omissions insurance claims, liens, suits, actions, or proceeding pending, settled or dismissed that Seller currently has, or has had during the past Five (5) years, with any individual, company, corporation, limited liability company or other such entity.

Seller:                                                                                                   Purchaser:

/s/     Deborah Waughtal                                                                    /s/ William F. Cleave
By:    Deborah Waughtal                                                                    By: William F. Cleave
Title: President                                                                                     Title: President

/s/ Kevin M. Coughlin
By: Kevin M. Coughlin
Title: Chief Executive Officer